Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of this 20th day of July, 2023, by and between Dermapharm Consulting LLC (hereinafter referred to as “Consultant”), with an address at 157 Hamilton Road, Lancaster, PA 17603, and Inhibitor Therapeutics, Inc. (the “Company”) a Delaware corporation with offices at 4905 South Westshore Blvd., Tampa, FL 33611, (hereinafter Consultant and Company may be referred to individually as “Party” or jointly as “the Parties”).

RECITALS

WHEREAS, the Company desires to engage Consultant to provide consulting services in support of completed and planned BCCNS clinical trials and related services (“the Services”); and

WHEREAS, the Consultant has the skill, expertise, and know-how in certain areas needed to perform the above referenced Services;

NOW, THEREFORE, in exchange for good and valuable consideration and promises, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Engagement. The Company hereby engages the Consultant and the Consultant hereby accepts such engagement, upon the terms and conditions set forth in this Agreement.

2.

Term. The Consultant’s engagement as a Consultant shall commence July 10, 2023 and shall continue for a indefinite period until terminated in accordance with this Agreement. During the term of Consultant’s engagement, Consultant agrees to be reasonably available to the Company by remote internet access, at its place of business, by teleconference, or at such location as the Company may reasonably request, from time to time, to enable Consultant to perform the Services requested. Consultant shall be compensated for this engagement in accordance with the compensation rate set forth in section 5 hereinafter.

3.	Duties.

a.	Upon reasonable request by the Company, the Consultant shall provide general consulting services and assistance to the Company related to the performance of the above referenced Services.

b.

During the term of this Agreement, Consultant shall devote as much productive time, energy and abilities to the performance of the duties hereunder as is necessary to perform the required Services in a timely and productive manner.

4.	Billing and Compensation.

a.	As full consideration for all services rendered by Consultant under this Agreement, the Company shall pay Consultant at the rate of $600.00 per hour.

b.	Consultant shall be reimbursed for business travel and other expenses incurred in performance of the services.

c.

Consultant shall submit to the Company written invoices for consulting fees and expenses under this Agreement monthly on or about the first day of each month. Any payment due Consultant shall be made within thirty (30) days of receipt of an approved invoice.

5.

Security and Computer Policies. Consultant shall be subject to and shall at all times conform to the Company security rules and requirements for the protection of the Company’s facilities, materials, information, equipment and personnel. Additionally, Consultant shall comply with all rules of the Company conceming access to computers and networks of the Company, and its affiliates, and use of computer data and software.

6.	Independent Contractor.

a.

The relationship of the Consultant to the Company shall be that of an independent contractor, and neither this Agreement nor any conduct hereunder shall be deemed to create a relationship of employer-employee, partnership, joint venture, subcontractor, or any other teaming or common enterprise. Consultant shall be responsible for payment of all taxes including Federal, State and Local taxes arising out of Consultant’s activities in accordance with this Agreement.

b.	The Consultant shall have no authority to bind the Company to, or assume, enter into, or act on behalf of the Company for any obligation, agreement, or act.

7.	Confidentiality and Non-Circumvention.

a.

During the term of this Agreement, and at all times thereafter, the Consultant shall keep confidential and not disclose, any confidential and proprietary information learned as a result of this Agreement, whether belonging to Company or its clients, to any other party other than in connection with Consultant’s assigned duties and activities hereunder.

b.

Consultant shall not, without the prior written consent of the Company, (a) utilize any confidential information to circumvent or compete with the Company, or (b) utilize information lawfully furnished or disclosed to Consultant by a non-party to this Agreement, or information independently developed by Consultant relative to the Services under this Agreement, to circumvent or compete with the Company.

c.

It is expressly agreed that the identities of clients, governmental authorities, corporations, and any other relevant third parties and contracts, processes, etc. constitute confidential information under this Agreement, and Consultant hereby expressly agrees that it, including, but not limited to its associates, agents, affiliates, representatives, contractors, shall not enter into a transaction, directly or indirectly, or attempt or do business with the Company’s client or with any third party identified or introduced by the Company without the prior written consent of the Company.

8.	Non-Compete. Regarding any of the information referred to in this Agreement, the Consultant agrees not to use the same to compete with the Company during the term of this Agreement.

9.

Inventions. Any and all inventions, discoveries, developments, improvements, innovations and copyrightable material and other intellectual property rights created or conceived by Consultant during this engagement relative to the Services, or work being provided under this Agreement shall be the exclusive property of Company and considered works made for hire by Consultant for the Company. For the avoidance of doubt, Consultant hereby grants, transfers and assigns all right, title and interest in the same to Company, including without limitation the copyright therein throughout the world. Consultant will, at the request and cost of the Company, promptly sign, make and do all such deeds, documents, acts and things as the Company may reasonably require in order to effectuate the purpose of this paragraph. Any and all inventions, discoveries, developments, innovations or other intellectual property rights conceived by Consultant prior to the term of this Agreement and utilized by Consultant in rendering services to Company are hereby licensed to Company for use in its operations for an infinite duration. This license is non-exclusive, and may be assigned without Consultant’s prior written approval by Company to an affiliate of Company.

10.

Termination. Either Party may, at any time, terminate Consultant’s engagement for cause, upon written notice to the other Party. Either Party may terminate Consultant’s engagement for no cause upon 60 days’ prior written notice. In the event of a termination under this paragraph, Consultant shall complete as soon as possible any tasks pending at the time of termination unless directed otherwise by the Company, and shall promptly return to the Company all property, documents, and other information belonging to the Company. This Agreement shall otherwise terminate at the conclusion of the Term outlined herein, unless the parties agree in writing to an extension or modification of same.

11.

Acknowledgement. Company and Consultant hereby acknowledge and agree that the terms and conditions contained in this Agreement are fair and reasonable and necessary for the protection of the legitimate business interests of Company and Consultant.

12.

Prohibition on Assignment. Because the skill, expertise, and know-how of Consultant is of material inducement to the Company entering into this Agreement, this Agreement shall not be assignable, either in whole or in part, by Consultant, nor may Consultant delegate any or all duties, responsibilities or obligations hereunder.

13.

Equitable Relief. Any breach of the tern-is and conditions of this Agreement by Consultant will result in material damage to the Company. It would be difficult to establish the monetary value of such damages. Therefore, Company shall be entitled to injunctive relief by a court of appropriate jurisdiction in the event of Consultant’s breach or threatened breach of any of the terms of this Agreement.

14.

Governing Law and Forum. This Agreement, including its validity, construction, interpretation and enforcement is governed by the laws of the State of Florida, without regard to the principle of conflicts of law. Company and Consultant agree that they will not institute any action against the other except in the state or federal courts of general jurisdiction in Hillsborough County, State of Florida, and they irrevocably submit to the jurisdiction of such courts and waive any objection they may have to either the jurisdiction or venue of such court.

15.

Notices. All notices, requests, demands and other communication required or permitted hereunder, shall be in writing and shall be deemed to have been given if delivered in person or by courier, or mailed by certified mail, postage prepaid, as follows:

If to Company:

Inhibitor Therapeutics, Inc.

4905 South Westshore Blvd.,Tampa, FL

33611

Attn: James McNulty, CFO

Email: jamcnulty@hopkinscap.com

If to Consultant:

Dermapharm Consulting LLC

157 Hamilton Road

Lancaster, PA 17603

Attn: Dr. Elizabeth Billingsley

Email: ebillingsley@pennstatehealth.psu.edu

Or to such other address as any Party may notify the other in the manner provided above.

16.

Modification and Waiver. Failure of either Party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the Party making the waiver. This Agreement may be modified or amended only in writing signed by all of the Parties hereto.

17.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual, electronic or facsimile signature.

18.

Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

19.

Indemnity. Each Party agrees to indemnify and defend the other Party and save the other Party harmless from and against any and all claims, suits, actions, debts, damages, costs, charges, judgments, and expenses for bodily injury (including death), personal injury, and/or property damage, including but not limited to, attorneys’ fees and court costs, and against all liability, losses, and damages of any nature or kind whatsoever that a Party shall or may at any time sustain or be put to the reason of and/or arising out of, incidental to, or in connection with this Agreement, the conduct or misconduct of a Party, and/or arising out of any of the services or work supplied by the Consultant hereunder.

20.

Attorney’s Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, costs, and expenses from the non-prevailing party.

21.

Headings. Section headings are intended for ease of reference only and are not to be considered part of this Agreement and are not intended to be a full and accurate description of the contents hereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

INHIBITOR THERAPEUTICS, INC. (Consultant)		DERMAPHARM CONSULTING LLC

By:	/s/ Francis E. O’Donnell	By:	/s/ Elizabeth Billingsley
Name:	Francis E. O’Donnell, Jr MD	Name:	Elizabeth Billingsley, MD
Title:	CEO	Title:	Manager
Date:	07/19/23	Date:	07/19/23